JPMorgan Trust I

(the “Trust”)

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert L. Young, Frank J. Nasta, Julie A. Roach, Jessica K. Ditullio, Elizabeth A. Davin, John T. Fitzgerald, Pamela L. Woodley, Gregory S. Samuels, Carmine Lekstutis, Michael M. D’Ambrosio and Joseph Bertini, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 relating to the acquisition by JPMorgan Intermediate Tax Free Bond Fund of the assets of each of the JPMorgan Arizona Municipal Bond Fund, the JPMorgan Ohio Municipal Bond Fund, and the JPMorgan Michigan Municipal Bond Fund, any and all Pre-Effective Amendments to said Registration Statement, any and all Post-Effective Amendments to said Registration Statement, and any and all supplements or other instruments or documents in connection therewith, and withdrawals thereof, and to file the same, with any or all exhibits thereto , and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Matthew Goldstein	/s/ William G. Morton, Jr.
Matthew Goldstein	William G. Morton, Jr.
Trustee and Chairman	Trustee

/s/ John F. Finn	/s/ Robert A. Oden, Jr.
John F. Finn	Robert A. Oden, Jr.
Trustee	Trustee

/s/ Robert J. Higgins	/s/ Marian U. Pardo
Robert J. Higgins	Marian U. Pardo
Trustee	Trustee

/s/ Frankie D. Hughes	/s/ Frederick W. Ruebeck
Frankie D. Hughes	Frederick W. Ruebeck
Trustee	Trustee

/s/ Peter C. Marshall	/s/ James J. Schonbachler
Peter C. Marshall	James. J. Schonbachler
Trustee	Trustee

/s/ Mary E. Martinez	/s/ Robert L. Young
Mary E. Martinez	Robert L. Young
Trustee	President and Principal Executive Officer

/s/ Marilyn McCoy	/s/ Laura M. Del Prato
Marilyn McCoy	Laura M. Del Prato
Trustee	Treasurer and Principal Financial Officer

/s/ Mitchell M. Merin
Mitchell M. Merin Trustee

Dated: March 17, 2014